INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-65329, 333-65327, 333-35887, 333-43081, 33-65916, 33-65918 of Mylan
Laboratories Inc. on Form S-8 of our report dated May 10, 2000, incorporated by reference in this Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 2000.

/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 22, 2000

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INDEPENDENT AUDITOR' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-65329, 333-65327, 333-35887, 333-43081, 33-65916, 33-65918 of Mylan
Laboratories Inc. on Form S-8 of our report dated February 4, 2000, relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries for each of the three years in the period ended December 31, 1999, appearing in this Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 2000.

/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 22, 2000